Exhibit 10.5

diaDexus, Inc.

Warrant Grant Notice

DiaDexus, Inc. (the “Company”), pursuant to the attached Warrant Agreement (the “Warrant Agreement”), hereby grants to Warrantholder a Warrant to purchase the number of shares of the Company’s Common Stock set forth below.  The Warrant is subject to all of the terms and conditions as set forth in this notice, the Warrant Agreement, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Warrant Agreement will have the same definitions as in the Warrant Agreement.  If there is any conflict between the terms in this notice and the Warrant Agreement, the terms of the Warrant Agreement will control.

Warrantholder:	Lori F. Rafield
Date of Grant:	June 30, 2015
Vesting Commencement Date:	April 17, 2015
Number of Shares Subject to Warrant:	1,690,000
Exercise Price (Per Share):	$0.40
Total Exercise Price:	$676,000.00
Expiration Date:	June 30, 2025

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:

The shares vest in a series of forty eight (48) successive equal monthly installments measured from the first monthly anniversary of the Vesting Commencement Date, subject to continued services of Warrantholder to the Company as of each such date.

Payment:	By one or a combination of the following items (described in the Warrant Agreement):

	☒	By cash, check, bank draft or money order payable to the Company

	☒	Pursuant to a Broker Assisted Exercise

	☒	Subject to the Committee’s consent at the time of exercise, by a “net exercise” arrangement

Additional Terms/Acknowledgements: Warrantholder acknowledges receipt of, and understands and agrees to, this Warrant Grant Notice and the Warrant Agreement. Warrantholder acknowledges and agrees that this Warrant Grant Notice and the Warrant Agreement may not be modified, amended or revised except as provided in the Warrant Agreement. Warrantholder further acknowledges that as of the Date of Grant, this Warrant Grant Notice and the Warrant Agreement set forth the entire understanding between Warrantholder and the Company regarding this Warrant award and supersede all prior oral and written agreements, promises and/or representations on that subject (including the Offer Letter entered into between the Warrantholder and the Company dated April 17, 2015) with the exception of (i) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any agreement or policy that would provide for vesting acceleration of this Warrant upon the terms and conditions set forth therein.

Warrantholder acknowledges that the shares of Common Stock subject to this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act.

By accepting this Warrant, Warrantholder consents to receive such documents by electronic delivery and to participate  through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

DiaDexus, Inc.		Lori F. Rafield

By:	/s/ Leone D. Patterson	By:	/s/ Lori F. Rafield
	Signature		Signature

Title:	VP, CFO	Title:	CEO

Date:	6/30/2015	Date:	06/30/2015

Attachments: Warrant Agreement and Notice of Exercise

Attachment I

DiaDexus, Inc.

Warrant Agreement

Pursuant to your Warrant Grant Notice (“Grant Notice”) and this Warrant Agreement (the “Warrant Agreement”), DiaDexus, Inc. (the “Company”) has granted you a warrant to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice (your “Warrant”).  Your Warrant is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”).

The details of your Warrant, in addition to those set forth in the Grant Notice, are as follows:

1. Vesting.  Your Warrant will vest as provided in your Grant Notice.  Vesting will cease upon your Termination of Service.

2. Number of Shares and Exercise Price.  The number of shares of Common Stock subject to your Warrant and your exercise price per share in your Grant Notice will be adjusted for capitalization adjustments, as provided in section 16 herein.

3. Method of Payment.  You must pay the full amount of the exercise price for the shares you wish to exercise.  You may pay the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Delivery of a written or electronic notice that you have placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required (known as a “Broker Assisted Exercise”); provided that payment of such proceeds is then made to the Company upon settlement of such sale, or

(b) Subject to the consent of the Compensation Committee of the Company’s Board of Directors at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.  You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment.  Shares of Common Stock will no longer be outstanding under your warrant and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

(c) Any other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to you. Notwithstanding any other provision of the Warrant Agreement to the contrary, you shall not be permitted to make payment with respect to any shares granted under the Warrant Agreement, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

4. Partial Exercise.  This Warrant may be exercised in whole or in part. However, this Warrant shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Warrant, a partial exercise must be with respect to a minimum number of shares.

5. Compliance with the Laws.  The granting, vesting, issuance, delivery and the payment of money of your shares are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Warrant Agreement shall be subject to such restrictions, and if requested by the Company, you shall provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, shares granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6. Term.  You may not exercise your Warrant before the Date of Grant or after the expiration of your Warrant’s term.  The term of your Warrant expires upon the earliest of the following:

(a) the expiration of three (3) months after your Termination of Service, unless such termination occurs by reason of your death or disability;

(b) the expiration of twelve (12) months after your Termination of Service due to your death or disability;

(c) the Expiration Date indicated in your Grant Notice (which in no event shall be more than ten (10) years after the Date of Grant); or

(d) the day before the tenth (10th) anniversary of the Date of Grant.

7. Exercise. You may exercise the vested portion of your Warrant during its term by delivery to the Secretary of the Company (or any third party Administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Warrant or such portion thereof becomes unexercisable under Section 6 above:

(a) An exercise notice in a form specified by the Administrator (including any electronic notice of exercise), stating that the Warrant or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b) The receipt by the Company of full payment for the shares of Common Stock with respect to which the Warrant or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to you or in such other form of consideration that is acceptable to the Company;

(c) Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule or regulation; and

(d) In the event the Warrant or portion thereof shall be exercised pursuant by any person or persons other than you, appropriate proof of the right of such person or persons to exercise the Warrant.

(e) Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

8. Transferability.  Your Warrant may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until the shares of Common Stock underlying the Warrant have been issued, and all restrictions applicable to such shares of Common Stock have lapsed. Neither the Warrant nor any interest or right therein shall be liable for your debts, contracts or engagements or your successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

9. Warrant not a Service Contract.  Your Warrant is not an employment or service contract, and nothing in your Warrant will obligate the Company, its stockholders or board of directors to continue any relationship that you have as an employee or other service provider of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate your employment at any time.

10. Taxes and Tax Withholding.

(a) You agree to indemnify and keep indemnified the Company and any Subsidiary from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes or social security contributions in any jurisdiction) that is attributable to (1) the grant or exercise of, or any benefit derived by you from, the Warrant, (2) your acquisition of the Common Stock on exercise of the Warrant or (3) the disposal of any Common Stock.

(b) The Warrant cannot be exercised until you have made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Warrant and/or your acquisition of the Common Stock. The Company shall not be required to issue, allot or transfer Common Stock until you have satisfied this obligation.

(c) You hereby acknowledge that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Liabilities in connection with any aspect of the Warrant and (ii) does not commit to and is under no obligation to reduce or eliminate your liability for Tax Liabilities or achieve any particular tax result. Furthermore, if you become subject to tax in more than one jurisdiction between the date of grant of this Warrant and the date of any relevant taxable event, you acknowledge that the Company may be required to withhold or account for Tax Liabilities in more than one jurisdiction.

(d) You hereby agree that the Company does not have a duty to design or administer the Warrant Agreement or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, Directors, Employees or Affiliates related to any Tax Liability arising from your Warrant. In particular, you acknowledge that your Warrant is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with your Warrant.

11. Notices.  Any notices provided for in your Warrant will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  The Company may, in its sole discretion, decide to deliver any documents related to your Warrant by electronic means.  By accepting your Warrant, you consent to receive such documents by electronic delivery and to participate through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

12. Voting Rights.  You will not have any of the rights or privileges of a stockholder of the Company, including voting or any other rights, with respect to the shares of Common Stock to be issued pursuant to this Warrant until such shares are issued to you.  Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Warrant, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

13. Severability.  If all or any part of this Warrant Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Warrant Agreement not declared to be unlawful or invalid.  Any Section of this Warrant Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

14. Administration.

(a) Administration by Board.  The Board will administer your Warrant.  The Board may delegate administration of your Warrant to a Committee or Committees, or to an Administrator.  Unless powers have been delegated, the terms “Administrator” and “Committee” as used in this Warrant Agreement shall be deemed to refer to the Board.

(b) Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of your Warrant:

(i) To construe and interpret your Warrant, and to establish, amend and revoke rules and regulations for administration of your Warrant.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Grant Notice, Warrant Agreement and Notice of Exercise, in a manner and to the extent it will deem necessary or expedient to make your Warrant fully effective.

(ii) To settle all controversies regarding your Warrant.

(iii) To accelerate, in whole or in part, the time at which your Warrant may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(iv) To amend the terms of your Warrant, including, but not limited to, amendments to provide terms more favorable to you than previously provided in the Grant Notice, Warrant Agreement or Notice of Exercise; provided however, that your rights under the Grant Notice, Warrant Agreement and Notice of Exercise will not be impaired by any such amendment unless the Company obtains your written consent.  Notwithstanding the foregoing, (1) your rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair your rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of your Warrant without your consent to clarify the manner of exemption from, or to bring your Warrant into compliance with, Section 409A of the Code; or to comply with other applicable laws.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Grant Notice, Warrant Agreement or Notice of Exercise.

(vi) To effect, with your consent if you would be adversely affected, (A) the reduction of the exercise, purchase or strike price of your Warrant; (B) the cancellation of your Warrant and the grant in substitution therefor of a new (1) Warrant or stock appreciation right, (2) restricted stock award, (3) restricted stock unit award, (4) other stock award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award covering the same or a different number of shares of Common Stock as your cancelled Warrant; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.  The Board may delegate some or all of the administration of your Warrant to a Committee or Committees. If administration of your Warrant is delegated to a Committee, the Committee will have, in connection with the administration of your Warrant, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in your Warrant Agreement to the Board will thereafter be to the Committee or subcommittee).  Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of your Warrant, adopted from time to time by the Board or Committee (as applicable).  The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee.  The Board may retain the authority to concurrently administer your Warrant with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

15. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company, and Other Corporate Events

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i)  the number and kind of shares of Common Stock (or other securities or property) subject to this Warrant; (ii) the terms and conditions applicable to this Warrant; and (iii) the exercise price per share of this Warrant.

(b) In the event of any transaction, event or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, by action taken prior to the occurrence of such transaction or event and either automatically or upon your request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of this Warrant in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of this Warrant or (B) the replacement of this Warrant with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of this Warrant had this Warrant been currently exercisable and fully vested;

(ii) To provide that this Warrant be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Warrants, rights or shares covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to this Warrant;

(iv) To provide that this Warrant shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Warrant Agreement; and

(v) To provide that the Warrant cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary:

(i) The number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring.

(d) In the event that the successor corporation in a Change in Control refuses to assume or substitute your award, the Administrator may, in its sole discretion, cause any or all of such shares to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such shares to lapse. If your Warrant is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify you that the Warrant shall be fully exercisable for such period of time determined appropriate by the Administrator, contingent upon the occurrence of the Change in Control. Unless otherwise provided by the Administrator, any shares which remain unexercised upon the occurrence of a Change in Control that are not assumed by a successor corporation shall terminate upon the consummation of such Change in Control.

(e) Your Warrant shall be considered assumed if, following the Change in Control, the Warrant confers the right to purchase or receive, for each share of Common Stock subject to the Warrant immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Warrant, for each share of Common Stock subject to this Warrant, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control.

(f) The Administrator may, in its sole discretion, include such further provisions and limitations in this Warrant as it may deem equitable and in the best interests of the Company.

(g) No adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Warrant is not to comply with such exemptive conditions.

(h) The existence of your Warrant Agreement and the shares granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of this Warrant during a period of thirty (30) days prior to the consummation of any such transaction.

16. Miscellaneous.

(a) The rights and obligations of the Company under your Warrant will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Warrant.

(c) You acknowledge and agree that you have reviewed your Warrant in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Warrant, and fully understand all provisions of your Warrant.

(d) This Warrant Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under this Warrant Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17. Choice of Law.  The laws of the State of California will govern all questions concerning the construction, validity and interpretation of your Warrant, without regard to that state’s conflict of laws rules.

18. Definitions.  As used in the Warrant Agreement, the following definitions will apply to the capitalized terms indicated below:

(a) “Administrator” shall mean the entity that conducts the general administration of this Warrant Agreement, as has been delegated by the Board or a Committee of the Board unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

(b) “Affiliate” means any Subsidiary.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means and includes each of the following:

(i) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or;

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of  a merger, consolidation, reorganization, or business combination or  a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or  the acquisition of assets or stock of another entity, in each case other than a transaction:

(1) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(2) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated (ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

(f) “Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

(g) “Common Stock” means the common stock of the Company.

(h) “Director” means a member of the Board, as constituted from time to time.

(i) “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding shares.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, as amended from time to time.

(k) “Fair Market Value” means, as of any given date, the value of a Share determined as follows:

(i) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

(l) “Securities Act” means the Securities Act of 1933, as amended.

(m) “Subsidiary” means, any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(n) “Termination of Service” shall mean the time when the employee-employer relationship between you and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where you simultaneously commence or remain in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service.

*       *       *

This Warrant Agreement will be deemed to be signed by you upon the signing by you of the Grant Notice e to which it is attached.

Attachment II

Notice of Exercise

DiaDexus, Inc.

349 Oyster Point Boulevard

South San Francisco

CA 94080-1913

Date of Exercise:

This constitutes notice to DiaDexus, Inc. (the “Company”) under the Warrant held by Lori  F. Rafield that she elects to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Warrant dated:

Number of Shares as to which Warrant is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

Broker Assisted Exercise:	$

By this exercise, Lori F. Rafield agrees (i) to provide such additional documents as the Company may require pursuant to the terms of the Warrant Agreement, and (ii) to provide for the payment by Lori  F. Rafield to the Company (in the manner designated by the Company) of Rafield’s withholding obligation, if any, relating to the exercise of this Warrant.

Lori F. Rafield hereby makes the following certifications and representations with respect to the number of Shares listed above, which are being acquired by Lori  F. Rafield for its own account upon exercise of the Warrant as set forth above:

Very truly yours,

Lori F. Rafield:

By:
Signature

Title:

Date: